Exhibit 99.1

Keurig Green Mountain to be Acquired by JAB Holding Company-Led Investor Group for $92 Per Share in Cash

Keurig Green Mountain to Become a Privately Owned Company Operating Independently as Part of JAB’s Global Coffee Platform

WATERBURY, VT — December 7, 2015 — Keurig Green Mountain, Inc. (“Keurig Green Mountain”) (NASDAQ: GMCR), a personal beverage system company that has revolutionized the way consumers create and enjoy beverages, and JAB Holding Company (“JAB”) today announced that the companies have entered into a definitive merger agreement under which a JAB-led investor group will acquire Keurig Green Mountain for $92.00 per share in cash, or a total equity value of approximately $13.9 billion. The agreement, which has been unanimously approved by Keurig Green Mountain’s Board of Directors, represents a premium of approximately 77.9% over Keurig Green Mountain’s closing stock price on December 4, 2015.

JAB is acquiring Keurig Green Mountain in partnership with strategic minority investors who are already shareholders in Jacobs Douwe Egberts B.V., (“JDE”), including Mondelēz International and entities affiliated with BDT Capital Partners. At the close of the transaction, Keurig Green Mountain will be privately owned and will continue to be operated independently by the company’s management team and employees. Keurig Green Mountain will remain headquartered in Waterbury, VT.

Bart Becht, Chairman at JAB commented, “Keurig Green Mountain represents a major step forward in the creation of our global coffee platform.  It is a fantastic company that uniquely brings together premium coffee brands and new beverage dispensing technologies like the famous Keurig single serve machine.  Keurig Green Mountain will operate as an independent entity to ensure it will further build on its coffee & technology strength and continue to serve all its partners to the best of its abilities.”

Brian Kelley, President and CEO of Keurig Green Mountain commented, “This transaction will deliver significant cash value for our shareholders and offers an exciting new chapter for our customers, partners and employees by combining Keurig Green Mountain with JAB’s global coffee platform.  JAB fully supports Keurig Green Mountain’s culture and values as we continue to pursue our commitment to deliver innovative beverage solutions for consumers at the touch of a button.”

“The Coca-Cola Company is fully supportive of this transaction,” said Muhtar Kent, Chairman and CEO, The Coca-Cola Company. “We have enjoyed a strong partnership with Keurig Green Mountain, and will continue our collaboration with JAB in order to capitalize on the growth opportunities in the single-serve, pod-based segment of the cold beverage industry.  We look forward to working with JAB, an experienced operator with a successful track record of investing in and growing consumer companies.”

Irene Rosenfeld, Chairman and CEO of Mondelēz International, commented, “Keurig Green Mountain is a strategic asset that provides immediate access to the U.S., the largest coffee market in the world, and to on-demand, the fastest growing segment of the market.  By leveraging our existing investment in JDE and not contributing incremental capital, we have the opportunity to diversify our participation in the global coffee category, while continuing to invest in our core snacking business to deliver significant value for our shareholders over the long term.”

Transaction Details

The transaction is not subject to a financing condition and is expected to close during the first calendar quarter of 2016, subject to customary closing conditions, including receipt of regulatory approvals.  The transaction requires the affirmative vote of holders of a majority of Keurig Green Mountain’s outstanding shares entitled to vote thereon.

BofA Merrill Lynch and Credit Suisse provided fairness opinions to Keurig Green Mountain.

About Keurig Green Mountain, Inc.

Keurig Green Mountain, Inc. (Keurig) (NASDAQ: GMCR) is reimagining how beverages can be created, personalized, and enjoyed, fresh-made in homes and workplaces. We are a personal beverage system company revolutionizing the beverage experience through the power of innovative technology and strategic brand partnerships. With an expanding family of more than 80 beloved brands and more than 575 beverage varieties, our Keurig® hot and Keurig® KOLD™ beverage systems deliver great taste, convenience, and choice at the push of a button. As a company founded on social responsibility, we are committed to using the power of business to brew a better world through our work to build resilient supply chains, sustainable products, thriving communities, and a water-secure world.

For more information visit: www.KeurigGreenMountain.com. To purchase Keurig products: www.keurig.com, www.keurig.ca, www.keurig.co.uk. Keurig routinely posts information that may be of importance to investors in the Investor Relations section of its website, www.KeurigGreenMountain.com, including news releases and its complete financial statements, as filed with the U.S. Securities and Exchange Commission (“SEC”). The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from Keurig as it is released.

About JAB Holding Company

JAB Holding Company is a privately held group focused on long-term investments in companies with premium brands, attractive growth and strong margin dynamics in the Consumer Goods category. The group’s portfolio includes a controlling stake in Jacobs Douwe Egberts (JDE), the largest pure-play FMCG coffee company in the world, a controlling stake in Coty Inc., a global leader in beauty, and controlling stakes in luxury goods companies including Jimmy Choo, Bally and Belstaff.  JAB also has controlling stakes in Peet’s Coffee & Tea, a premier specialty coffee and tea company, Caribou Coffee Company, a specialty retailer of high-quality premium coffee products, Einstein Noah Restaurant Group, Inc., a leading company in the quick-casual segment of the restaurant industry, Espresso House, the largest branded coffee shop chain in Scandinavia, and Baresso Coffee A/S, the first and largest branded coffee shop chain in Denmark. JAB also owns a minority stake in Reckitt Benckiser PLC, a global leader in health, hygiene and home products. In July 2015, Coty announced it had reached a definitive agreement to purchase some of Procter & Gamble’s beauty brands to create one of the world’s largest cosmetic companies.   JAB is overseen by its three Senior Partners, Peter Harf, Bart Becht (Chairman) and Olivier Goudet (CEO). For more information, please visit the company’s website at: http://www.jabholco.com.

Keurig Green Mountain Contacts

For Media:

Dan Katcher / Matthew Sherman / Averell Withers

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

For Investors:

Kristi Bonner

646-762-8095

kristi.bonner@keurig.com

JAB Holding Company Contacts

Tom Johnson/Pat Tucker

Abernathy MacGregor Group

(212) 371-5999

Forward-Looking Statements

Certain information in this press release constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings, judgments or settlements, including those that may be instituted against the Company, its board of directors, executive officers and others following the announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention due to the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers, business partners and regulators to the announcement of the proposed transaction; and other factors described in the Company’s annual report on Form 10-K for the Company’s fiscal year ended September 26, 2015 filed with the SEC.  The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Keurig Green Mountain, Inc. (the “Company”) or the solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving the Company, Acorn Holdings B.V. and Maple Holdings Acquisition Corp. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the SEC, including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on December 12, 2014, its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.